Exhibit 10.4

PROMISSORY NOTE

Amount: $7,689,593.65

Date: June 3, 2021	Due: As set forth below

FOR VALUE RECEIVED, PRIDE ONE CHERRY TREE, LLC, an Ohio limited liability company and IPN-PRIDE INVESTMENT HOLDINGS, LLC, an Ohio limited liability company, (collectively, “Borrower”) promises to pay to the order of PHR OP LENDER SUB, LLC, a Michigan limited liability company (“Lender”), the sum of Seven Million Six Hundred Eighty-Nine Thousand Five Hundred Ninety-Three and 65/100 Dollars ($7,689,593.65) and such other amounts as Lender has advanced to Borrower, together with interest on the unpaid balance from time to time outstanding at the rate of 5.785% per annum. During the period of any default, the rate of interest shall be increased to 10.000% per annum.

1.                  REPAYMENT. Principal and interest shall be payable under this Note as follows:

(a)               Lender acknowledges that this Promissory Note is made pursuant to Section 2.4 of that certain Purchase and Sale Agreement by and between Borrower, as Seller, and PHR Cherry Propco, LLC, a Michigan limited liability company, as assignee of The Procaccianti Group, LLC (“Buyer”), as Buyer, dated April 28, 2021 (as amended and assigned, the “Purchase Agreement”), and that in accordance with Section 11.2(a) of the Purchase Agreement, in the event of a default by Buyer under the Purchase Agreement and the termination thereof by Seller, in addition to any other rights and remedies available to Borrower, as Seller under the Purchase Agreement, Lender agrees to reduce the balance due under this Promissory Note by $1,000,000.00.

(b)               Subject to the terms and conditions herein, commencing on June 3, 2021, and continuing on the 5th day of each month thereafter, payments shall be made in the amount equal to the sum of (i) Fifty Four Thousand One Hundred Forty-One Dollars and 00/100 ($54,141.00) Dollars (which is the principal balance amortized over a period of 240 months) plus (ii) accrued and unpaid interest thereon, which shall be made until the earlier of (A) sixty (60) days following the termination of the Purchase Agreement prior to the Final Closing (provided, however, if the Purchase Agreement is terminated due to an event of default by Borrower, as Seller thereunder, subsection (D) shall be applicable, and, if applicable, subject to subsection (B) hereof), (B) six (6) months following the termination of the Purchase Agreement prior to the Final Closing if terminated due to an event of default by the Buyer under the Purchase Agreement, (C) the Final Closing (as defined in the Purchase Agreement), and (D) the date of acceleration as set forth in Section 2 below (“Maturity Date”) or the sooner repayment of this Promissory Note. During the term of that certain Ground Lease entered into in accordance with the Purchase Agreement by and between Borrower, as Landlord, and Buyer, as Tenant dated of even date herewith (the “Ground Lease”) payments of principal and interest shall be made to Lender directly by Buyer, as Tenant under the Ground Lease, on behalf of Borrower. Any principal and accrued interest not previously paid shall be paid in full on by Borrower on the Maturity Date.

2.                  DEFAULT. There shall exist a default under this Promissory Note in the event of the failure to make any payment hereunder within five (5) days after when due and after written notice from Lender to Borrower. At any time after the occurrence of any of the foregoing events of default or upon any default by the Borrower under the Mortgage, entire principal of this Promissory Note remaining unpaid at that time, together with the accrued interest thereon, shall, at the election of the holder hereof and without notice of such election and without demand or presentment, become immediately due and payable at the aforesaid place of payment, anything contained herein or any other agreement securing or evidencing the indebtedness hereunder to the contrary notwithstanding, and all costs and expenses of collection, including a reasonable attorney fee, shall be added to and become part of the total indebtedness. The holder hereof may, at any time upon or after acceleration or maturity of this Promissory Note, hold and apply its own indebtedness or liability to the undersigned in payment of the indebtedness due hereunder.

3.                  SECURITY. This Note is secured by that certain Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing dated as of even date herewith, executed by Borrower for the benefit of Lender (the “Mortgage”), creating a lien on certain real property (the “Premises”) legally described in Exhibit A attached to the Mortgage; statement of the rights, remedies, and security afforded thereby, and all matters therein contained.

4.                  ACCELERATION. In the event of default, the failure of Lender to promptly exercise its right to declare the indebtedness remaining unpaid hereunder to be immediately due and payable shall not constitute a waiver of that right while the default continues, nor a waiver of that right in connection with any future default on the part of the undersigned. Acceptance of partial payments shall not be deemed to constitute an accord and satisfaction, a waiver or a compromise of any sum or obligation owing or default existing hereunder, and shall instead be deemed a payment on account.

5.                  WAIVER. The makers, endorsers, sureties and guarantors hereof and all other parties who may become liable for all or any part of this obligation, severally waive presentment for payment, protest, notice of protest and of non-payment and diligence in the enforcement or collection hereof, and hereby expressly consent to any number of renewals or extensions of the time of payment thereof. Any renewals or extensions may be made without notice to any of those parties and without affecting their liability, and they shall not be released from liability on this Promissory Note by reason of any forbearance or extension of time granted to, or the failure of the holder to demand strict performance by, the undersigned or any subsequent owner or owners of the property mortgaged, assigned or pledged as security for this obligation, with or without notice to or the consent of any of those parties.

6.                  PREPAYMENT. This Promissory Note may be prepaid, in whole or in part, without penalty. Prepayments shall be applied first upon accrued but unpaid interest, and then in reduction of the outstanding principal balance. No prepayment shall prepay, postpone or defer any regular installment due hereunder, which shall continue to be made in all events.

7.                  USURY. It is not intended by this Promissory Note to impose upon the maker any obligation to pay interest in excess of the maximum rate of interest permitted by law in the State of Michigan by written stipulation with the undersigned, taking into consideration all possible exceptions to any restrictions thereon. Any interest determined to exceed that maximum rate of interest shall automatically abate to the extent of the excess. Moreover, if the holder hereof should in good faith and by reference to the provisions of law or an adjudication determine that the maximum permissible rate of interest has been exceeded, the holder shall thereupon have the option of declaring the unpaid balance of this Promissory Note to be due and payable in full.

8.                  JOINT AND SEVERAL. If more than one person or party shall now or hereafter join in the execution of this Promissory Note, the liability of all such persons and parties shall be both joint and several. In seeking payment of the Promissory Note, the holder may proceed against or otherwise deal with any individual maker independently and separately from any other maker.

9.                  GOVERNING LAW. This Promissory Note and the liability of all parties hereunder shall be governed by the laws of the State of Michigan, where this Promissory Note has been delivered for value.

[Balance of Page Intentionally Blank; Signatures on Following Page]

IN WITNESS WHEREOF, the Borrower has executed and delivered this Promissory Note as of the date first referenced above.

BORROWER:

PRIDE ONE CHERRY TREE, LLC,
an Ohio limited liability company

By:	IPN-PRIDE INVESTMENT HOLDINGS, LLC, an Ohio limited liability company, its Manager

	By	/s/ Joseph Moffa
Name: Joseph Moffa
Title: Manager

IPN-PRIDE INVESTMENT HOLDINGS, LLC,
an Ohio limited liability company

By:	/s/ Joseph Moffa
Name: Joseph Moffa
Title: Manager

Acknowledgement of Section 1(a):

LENDER:

PHR OP LENDER SUB, LLC, a Michigan limited liability company

By:	(seal)
Name:
Title:

[Signature Page to Promissory Note]